Filed Pursuant to Rule 424(b)(5)

Registration No. 333-275843

Prospectus Supplement dated December 20, 2024

(To prospectus dated December 12, 2023)

$4,000,000 of Series A-1 Senior Convertible Notes due 2026

Pursuant to this prospectus supplement and the accompanying prospectus, Ocean Power Technologies, Inc. (the “Company,” “we,” “us,” or “our”) is offering $4,000,000 aggregate principal amount of our Series A-1 senior convertible notes due 2026, or the Notes. We are also offering by this prospectus supplement shares of our common stock issuable from time to time upon conversion or otherwise under the Notes (including shares that may be issued in payment of interest).

The Notes have an original issue discount of 9.5% resulting in gross proceeds to us of $3,620,000, before fees and other expenses. The Notes will bear interest at a rate of 12.5% per annum, which shall compound on the first calendar day of each calendar quarter beginning on April 1, 2025 and shall increase the principal amount of the Notes on a dollar-for-dollar basis, subject to certain exceptions. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 17.5% per annum. Unless earlier converted or redeemed, the Notes will mature on the eighteen month anniversary of the issuance date. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders into shares of our common stock at a conversion price equal to the lower of (a) a 15% premium to the closing price of our common stock immediately prior to the closing, which we refer to as the “reference price,” or (b) 90% of the volume weighted average price of our common stock during the seven trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder. The reference price is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. Upon the satisfaction of certain conditions, we may prepay outstanding Notes upon not less than 20 trading days’ written notice by paying an amount equal to the portion of the Notes being redeemed at a 15% premium. The Notes will rank senior to the right to payment of the holders of our unsecured debt, except as described herein.

The Notes are being sold pursuant to a securities purchase agreement, or the Securities Purchase Agreement, among us and the investors in the Notes, dated as of December 20, 2024, pursuant to which we may issue such Notes. The Notes are being issued pursuant to a first supplemental indenture, or the First Supplemental Indenture, dated as of December 20, 2024, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The First Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of December 20, 2024, or the Base Indenture. We refer to the Base Indenture, together with the First Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to $50,000,000 in aggregate principal amount of Series A senior convertible notes at additional closings, or the Additional Notes, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on the NYSE American on December 18, 2024 was $0.32 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and in our reports filed with the Securities and Exchange Commission which are incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus, as supplemented by this supplement, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 20, 2024

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About This Prospectus Supplement

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of these offerings. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-275843) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $100,000,000 of our common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts and units.

Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” “our” or similar references mean Ocean Power Technologies, Inc. and its subsidiaries on a consolidated basis.

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Prospectus Summary

This summary highlights certain information about us, these offerings and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand these offerings and their consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-3, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. In this prospectus supplement, the terms “we,” “us,” and the “company” refer to Ocean Power Technologies, Inc. and its subsidiaries.

Our Company

Our solutions focus on three major service areas: Data as a Service (“DaaS”), which includes data collected by our Wave Adaptive Modular Vessel (WAM-V®) autonomous vehicles or our PowerBuoy® PB product lines; Robotics as a Service (“RaaS”), which provides a lower cost subscription model for our customers to access use of our WAM-V’s®; and Power as a Service (“PaaS”), which includes our PowerBuoy® products.

Our mission is to provide intelligent maritime solutions and services that enable more secure and more productive utilization of our oceans and waterways, provide clean energy power services, and offer sophisticated surface and subsea maritime domain awareness solutions. We achieve this through our proprietary, state-of-the-art technologies that are at the core of our clean and renewable energy platforms, autonomous systems, solutions and services. We are involved in the entire life cycle of product development, from product design through assembly, testing, deployment, maintenance and upgrades, while working closely with partners across our supply chain. We also work closely with our third-party partners that provide us with, among other things, software, controls, sensors, integration services, and marine installation services. Our solutions are based on proprietary technologies that enable autonomous, zero or low carbon emitting, and cost-effective data collection, analysis, transportation and communication. Our solutions are primarily suited to ocean and other offshore environments, and support generation of actionable intelligence on a standalone basis or working with other data sources. We channel the information we collect, and other communications, through control equipment linked to edge computing and cloud hosting environments. The data collected by our technologies underscores our unique position as a system of systems provider. What sets us apart is our ability to enhance these data collection capabilities by integrating the WAM-V and PB systems. This integration enables the use of artificial intelligence and machine learning not only to improve data accuracy and operational efficiency but also delivery of actionable intelligence.

Corporate Information

Our principal executive offices are located at 28 Engelhard Drive, Monroe Township, New Jersey 08831. Our telephone number is (609) 730-0400. We were incorporated in New Jersey in 1984 and reincorporated in the State of Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

S-1

The Offering

Issuer:	Ocean Power Technologies, Inc.

Securities Offered:	$4,000,000 aggregate principal amount of our Series A-1 senior convertible notes (“Notes”). This prospectus supplement also relates to the offering of shares of our common stock issuable from time to time upon conversion of the Notes.

Purchase Price	The purchase price for the Notes is equal to the aggregate principal amount, less a 9.5% original issue discount, resulting in an issue price equal to 90.5% of the aggregate principal amount of the Notes.

Description of the Notes

Maturity:	Unless earlier converted or redeemed, the Notes will mature on the eighteen month anniversary of the issuance date.

Interest:	The Notes will bear interest at a rate of 12.5% per annum (subject to an increase to 17.5% per annum upon any event of default).

Ranking:	The Notes will be unsecured obligations and will rank senior to the right to payment of the holders of our unsecured debt, except for certain permitted debt, as set forth in the Notes.

Conversion at Option of Holder:

Each holder of Notes may convert all, or any part, of the amounts due under the Notes, at any time at such holder’s option, into shares of our common stock at the “Conversion Price,” which, at the election of the converting holder, is equal to the lower of:

(a)	0.3586, which we refer to as the “reference price,” or
(b)	90% of the volume weighted average price of our common stock during the seven trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder.

The reference price is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

The reference price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the reference price then in effect, subject to certain exceptions.

Voluntary Adjustment Right	Subject to the rules and regulations of NYSE American, we have the right, at any time, with the written consent of the investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

S-2

Limitations of Conversion:

Beneficial Ownership Limitation	Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).

NYSE American Limitations

Conversions and issuance of our common stock pursuant to the Notes are prohibited if greater than 19.99% of the Company’s outstanding shares of common stock as of date of the Securities Purchase Agreement at a price less than the greater of book or market value as determined under the listing rules of the NYSE American without stockholder approval.

Additional Holder Redemption Rights

Event of Default Redemption	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 15% premium and (ii) the equity value of our common stock underlying the Notes.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 15% premium unless the holder waives such right to receive such payment.

Change of Control Redemption

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a price equal to the face value of the Notes to be redeemed at a 15% premium.

Subsequent Placement Redemption	The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities with 20% of the net proceeds of such an offering.

Asset Sale Redemption	Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem such holder’s Notes, in whole or in part, with 20% of the net proceeds of such asset sales.

Company Optional Prepayment:	At any time, we have the right to redeem in cash all, or any portion of, the amount then outstanding under the Notes at premium of 15%.

S-3

Other Matters

Use of Proceeds:	We expect to use the net proceeds from this offering for working capital needs, capital expenditures, and for other general corporate purposes including to build additional products and solutions to meet market demand, and further advance the development of new products and solutions. See “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the Note or our common stock.

Certain U.S. Federal Income Tax Considerations:	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes or any shares of common stock into which the Notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Additional Closings:	Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, we and an investor may elect, upon mutual agreement, to consummate additional closings of up to $50,000,000 in aggregate principal amount Additional Notes pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.

NYSE American Symbol:	No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the NYSE American under the symbol “OPTT.”

S-4

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the available net proceeds of the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the offering of our securities contemplated by this prospectus supplement will be used as described in the “Use of Proceeds” section of this prospectus supplement. However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.

Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.

There is no existing trading market for the Notes.

There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.

The holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to our common stock until the Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

S-5

The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Notes sell shares of our common stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units, or the issuance of shares of our common stock upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional shares of our common stock (including pursuant to the exercise of outstanding stock options or warrants or the conversion of Notes), or securities convertible into or exchangeable or exercisable for shares of our common stock, may result in downward pressure on the price of our common stock.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.

Under the terms of the Notes, we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Notes. In addition, the terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Certain Material U.S. Federal Income Tax Considerations.”

The Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Because the stated principal amount of the Notes exceeds their issue price by more than a de minimis amount, the Notes will be issued with OID for U.S. federal income tax purposes. In addition to the stated interest on the Notes, a holder subject to U.S. federal income taxation will be required to include the OID in gross income (as ordinary income), on a constant yield to maturity basis, in advance of the receipt of the cash payment thereof and regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

S-6

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our common stock could incur substantial losses as a result.

Historically, the market price of our common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our common stock could incur substantial losses relating to their investment in our stock as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our common stock, which could cause purchasers of our common stock to incur substantial losses. The market price for our common stock may be influenced by many factors, including:

●	developments in our business or with respect to our projects;
●	the success of competitive products or technologies;
●	regulatory developments in the United States and foreign countries;
●	developments or disputes concerning patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	investor perception of our company and of our targeted markets; and
●	general economic, political and market conditions.

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

The market valuation of energy companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	Changes in securities analysts’ estimates of our financial performance;
●	Fluctuations in stock market prices and volumes, particularly among securities of energy companies;
●	Changes in market valuations of similar companies;
●	Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
●	Variations in our quarterly operating results;
●	Loss of a major customer of failure to complete significant commercial contracts;
●	Loss of a relationship with a partner; and
●	Additions or departures of key personnel.

As a result, the value of your investment may fluctuate.

Our management will have broad discretion over the use of proceeds from these offerings and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from these offerings and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

A large number of shares may be sold in the market following these offerings, which may depress the market price of our common stock.

All of our shares of common stock sold in these offerings will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following these offerings, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered from time to time may be substantially higher than the book value per share of our common stock at the time of the sale, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in these offerings.

S-7

USE OF PROCEEDS

The estimated net proceeds to be received by us from these offerings are expected to be approximately $3.2 million, after deducting fees and estimated offering expenses.

We intend to use the net proceeds from these offerings for working capital needs, capital expenditures, and for other general corporate purposes including to build additional products and solutions to meet market demand, and further advance the development of new products and solutions. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. Pending any use of the net proceeds from these offerings, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

Dividend Policy

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

S-8

Description of NOTEs

We are offering $4,000,000 aggregate principal amount of our senior convertible notes (“Notes”), which Notes are convertible into shares of our common stock, par value $0.001 per share, under certain conditions more fully described below. The Notes are being sold pursuant to this prospectus supplement, the Indenture (as defined below), and the terms of the securities purchase agreement dated as of December 20, 2024 (the “Securities Purchase Agreement”) between us and the purchaser(s) of the Notes. This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion or otherwise under the Notes.

The following is a description of the material terms of the Notes and the Indenture, and supplements the information under the heading “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may request copies of the Indenture, the form of Note and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information”.

General

The Notes are being issued pursuant to the First Supplemental Indenture, dated as of December 20, 2024, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The First Supplemental Indenture supplements the senior indenture entered into between us and the Trustee, dated as of December 20, 2024, or the Base Indenture. We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Notes are being issued with an original issue discount of 9.5%. The Notes will be issued in certificated form and not as global securities.

Initial Closing; Additional Closings

At the closing of this offering, we will issue $4,000,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, we and an investor may elect, upon mutual agreement, to consummate additional closings of up to $50,000,000 in aggregate principal amount of senior convertible notes at additional closings, or the “Additional Notes”, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or shares of common stock issuable upon conversion or otherwise of such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement. Except as otherwise set forth in the Additional Notes, the Additional Notes will be identical in all material respect to the Notes, except that they will be issued pursuant to an additional prospectus supplement and a separate supplemental indenture.

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on the eighteen month anniversary of the issuance date, which we refer to herein as the “Maturity Date”, subject to :

(i)	the right of the investors to extend the date for a period of 20 business days after the consummation of a fundamental transaction if certain events occur; and/or

(ii)	The right of us and the investors to mutually agree to extend the date if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes).

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

S-9

Interest

The Notes bear interest at the rate of 12.5% per annum and (a) shall commence accruing on the date of issuance, (b) shall compound on the first calendar day of each quarter, beginning April 1, 2025, and (c) shall increase the principal amount of the Notes on a dollar-for-dollar basis. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 17.5% per annum, or the “Default Rate”, upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Ranking; Security

The Notes will be senior unsecured obligations of the Company.

Late Charges

We are required to pay a late charge of 17.5% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Conversions at Option of Holder

Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest and any late charges thereon, at any time at such holder’s option, into shares of our common stock at the “Conversion Price,” which, at the election of the converting holder, is equal to the lower of:

●	the reference price; or

●	90% of the volume weighted average price of our common stock during the seven trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder.

The reference price is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions, and (ii) full-ratchet adjustment in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect, subject to certain customary exceptions.

Voluntary Adjustment Right

Subject to the rules and regulations of NYSE American, we have the right, at any time, with the written consent of the investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors.

Conversion Limitations

Beneficial Ownership Limitation

Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding shares of our common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).

Exchange Cap Limitations

Conversions and issuance of our common stock pursuant to the Notes are prohibited if greater than 19.99% of the Company’s outstanding shares of common stock as of date of the Securities Purchase Agreement at a price less than the greater of book or market value as determined under the listing rules of the NYSE American without stockholder approval.

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Events of Default

Under the terms of the Indenture, the events of default contained in the Indenture shall not apply to the Notes. Rather, the Notes contain standard and customary events of default including, among others, the following:

●	the suspension from trading or the failure of our common stock to be trading or listed on an eligible stock exchange for a period of five consecutive trading days;

●	our failure to deliver shares of common stock upon conversion of the Notes within prescribed timeframes;

●	our failure to maintain required reserves of shares of our common stock to be issued upon conversion of the Notes;

●	our failure to pay to any amount due under the Notes when and as due (subject to any applicable cure periods);

●	the occurrence of any unscheduled redemption or acceleration of maturity of at least an aggregate of $400,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its subsidiaries, other than with respect to any other Notes issued pursuant to the Securities Purchase Agreement;

●	if any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary and, if instituted against us or any subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

●	the commencement by us or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or similar occurrences;

●	a final judgment or judgments for the payment of money aggregating in excess of $400,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay, subject to specified exceptions;

●	the Company and/or any subsidiary fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000 (subject to certain Indebtedness exceptions), which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

●	breaches by the Company of any representation or warranty in any material respect, or any covenant or other term or condition of any transaction document associated with this offering;

●	the delivery of a materially false or inaccurate certification by the Company as to whether any event of default has occurred;

●	any breach or failure in any respect by the Company or any subsidiary to comply with certain covenants specified in the Notes or the applicable Supplemental Indenture (subject to any applicable cure periods);

●	the occurrence of any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs; or

●	any Event of Default (as defined in the any other Notes issued pursuant to the Securities Purchase Agreement).

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Holder Redemption Rights

Event of Default Redemption

Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 15% premium and (ii) the equity value of our common stock underlying the Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding such event of default and ending when we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all, or any portion of the Notes at a 15% redemption premium, unless the holder waives such right to receive payment.

Change of Control Redemption

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a price equal to the face value of the Notes to be redeemed at a 15% premium.

Subsequent Placement Redemption

The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities. In such an event, we would be required to redeem Notes using 20% of the net proceeds of such an offering.

Asset Sale Redemption

Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem such holder’s Notes, in whole or in part, with 20% of the net proceeds from such asset sale payable to such holder.

Redemption Upon Insufficient Authorized Shares

In the event we are not able to issue all shares of common stock subject to a conversion notice due to an Authorized Share Failure (as defined in the Notes), the Company shall pay cash in exchange for the redemption of the conversion amount that cannot be converted, based on the greatest volume weighted average price of our common stock during the period commencing on the delivery or deemed delivery of the applicable conversion notice and ending on the date we make the required payment, plus any brokerage commissions and other out of pocket expenses, if any, the holder incurred in connection with such Authorized Share Failure.

Company Redemption Right

At any time, we have the right to redeem in cash all, or a portion of, the amount then outstanding under the Notes at a premium of 15%.

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Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of our shares of common stock on an “as converted” basis.

Pursuant to the terms of the Securities Purchase Agreement, investors in this offering may participate in any financing completed by us prior to the third anniversary of the issuance of the Notes, in an amount up to thirty percent of the amount raised in said financings, subject to standard carve outs and excluding certain transactions, including certain at-the-market offerings.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) are a public company that assumes in writing all of our obligations under the Notes, other than Going-Private Change of Control (as defined in the Notes).

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

●	we and our subsidiaries will not, directly or indirectly, incur any indebtedness except for permitted indebtedness, subject to certain exceptions;

●	we and our subsidiaries will not, directly or indirectly, redeem or repay, subject to specified exceptions, all or any portion of any indebtedness (other than the Notes) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Notes has occurred and is continuing;

●	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

●	we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

●	we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of its business in full force and effect;

●	we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

●	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

●	we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes; and

●	we will maintain a minimum balance of available cash of $2.25 million as of the end of each fiscal quarter.

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Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Additional Provisions of First Supplemental Indenture

No Global Securities

Under the First Supplemental Indenture, none of the Notes shall be represented by global securities.

Amendments to First Supplemental Indenture and Notes

The First Supplemental Indenture may be amended by the written consent of the Company and the Required Holder (as defined in the First Supplemental Indenture), provided that no amendment shall adversely impact the rights, duties, immunities or liabilities of the Trustee. Additionally, no provision of the First Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Subject to certain exceptions, each Note may not be changed or amended without the prior written consent of the Company, the Trustee, and the holder.

Excluded Provisions of the Base Indenture

We have elected, through the Supplemental Indenture, that none of the following provisions of the Base Indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the Supplemental Indenture shall govern:

●	Definition of “Affiliate” in Section 1.01

●	Definition of “Business Day” in Section 1.01;

●	Definition of “Common Stock” in section 1.01

●	Definition of “Event of Default” in Sections 1.01 or 6.01;

●	Definition of “Indebtedness” in Section 1.01;

●	Definition of “Person” in Section 1.01;

●	Definition of “Subsidiary” in Section 1.01;

●	Section 2.03 (Payment of Interest);

●	Section 2.06 (Registrar and Paying Agent; Appointment of Depositary);

●	Section 2.07 (Paying Agent to Hold Money in Trust)

●	Section 2.12 (Temporary Securities);

●	Section 2.14 (Defaulted Interest);

●	Section 2.15 (Book-Entry Provisions for Global Securities);

●	Article 3 (Redemption);

●	Article 5 (Successor Company);

●	Article 6 (Events of Default);

●	Article 8 (Satisfaction and Discharge);

●	Article 9 (Legal Defeasance and Covenant Defeasance)

●	Section 10.01 (Supplemental Indenture Without Consent of Holders)

●	Article 11 (Meeting of Holders);

●	Article 12 (Conversion of Securities);

●	Article 13.07 (No Personal Liability of Directors, Officers, Employees and Stockholders);

●	Section 13.09 (Governing Law);

●	Section 13.11 (Successors);

●	Section 13.12 (Severability); and

●	Exhibit A (Form of Note).

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DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 24 of the accompanying prospectus.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE NOTES

This section is a discussion of the material U.S. federal income tax considerations to a U.S. holder relating to (i) the purchase, ownership, disposition and conversion of the Note, and (ii) the ownership and disposition of the common stock into which the Note may be converted. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot give any assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning, disposing of or converting the Note, or owning or disposing of the common stock into which the Note may be converted. The summary generally applies only to U.S. holders of the Note who acquire the Note offered in this offering on original issuance, and that hold the Note (or common stock into which the Note may be converted) as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Note or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the Note or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Note or common stock to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

AN INVESTOR CONSIDERING THE PURCHASE OF THE NOTE SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ANY PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of the Note or the common stock into which the Note may be converted that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Note or common stock acquired upon conversion of the Note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Note or common stock acquired upon conversion of the Note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting the Note, and owning and disposing of the common stock into which the Note may be converted.

Taxation of Interest and Original Issue Discount

For U.S. federal income tax purposes, the Note will have original issue discount (“OID”) if the excess of the stated redemption price at maturity over its issue price is greater than or equal to a de minimis amount (generally 1⁄4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of the Note will be equal to the price at which the Note is sold. The stated redemption price at maturity of the Note is the sum of all payments other than payments of “qualified stated interest”. “Qualified stated interest” includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

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The amount of OID includible in taxable income of a U.S. holder is the sum of the daily portions of OID with respect to the Note for each day during the taxable year on which the Note is held. Generally, the daily portion of OID is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to such accrual period. A U.S. Holder may select the “accrual periods” for the Note, which may be of any length, and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of OID allocable to each accrual period is equal to the excess (if any) of (a) the product of the Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over (b) the amount of qualified stated interest, if any, payable on the Note and allocable to such accrual period. The “adjusted issue price” of the Note at the beginning of any accrual period generally is the issue price of the Note increased by the accrued OID allocable for all prior accrual periods and reduced by any prior payment on the Note other than a payment of qualified stated interest. Under these rules, a U.S. holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods.

The Note will be treated as issued with OID for U.S. federal income tax purposes because the amount payable at maturity exceeds the issue price (90.5% of the principal amount) by more than a de minimis amount. The amount of OID on the Note will be equal to such difference between the amount payable at maturity and the issue price of the Note. None of the payments on the Note constitutes qualified stated interest. A U.S. holder, whether on the cash or accrual method for U.S. federal income tax purposes, must include any OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), regardless of whether cash attributable to that income is received at such time.

Additional Interest

We may be required to make payments of additional interest to a U.S. holder of the Note (for example, if an Event of Default occurs). We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not subject the Note to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the Note). Our determination in this regard, while not binding on the IRS, is binding on a U.S. holder unless disclosure of a contrary position is made in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the Note is not treated as a contingent payment debt instrument. If, contrary to our expectations, we pay additional interest, although not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time the additional interest accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the Note, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption or Other Taxable Disposition of the Note

A U.S. holder generally will recognize capital gain or loss if the holder disposes of the Note in a sale, exchange, redemption or other taxable disposition (other than conversion of the Note into shares of our common stock or into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—Conversion of the Note” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the Note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Note. The U.S. holder’s tax basis in the Note generally will equal the amount the holder paid for the Note. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the Note generally will be long-term capital gain or loss if the holder has held the Note for more than one year, or short-term capital gain or loss if the holder held the Note for one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

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Conversion of the Notes

A U.S. holder generally will not recognize any income, gain or loss on the conversion of the Note into shares of our common stock, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of the Note may be treated as a taxable dividend. The U.S. holder’s aggregate tax basis in the common stock will equal the U.S. holder’s tax basis in the Note. The U.S. holder’s holding period in the common stock will include the holding period in the Note.

Any amounts received attributable to accrued and unpaid interest on the Note not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder that converts the Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest should consult the holder’s own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, the conversion obligation may be adjusted so that a holder would be entitled to convert the Note into the type of consideration that would have been received upon such corporate transaction had the Note been converted into our common stock immediately prior to such corporate transaction. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. Regardless of whether such an adjustment results in a deemed exchange, a conversion of the Note into such consideration might be a taxable event.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Distributions

If, after a U.S. holder acquires any of our common stock upon a conversion of the Note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution generally will be treated as a dividend to the extent of such current or accumulated earnings and profits; and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described above under “—Sale, Exchange or Other Taxable Disposition of Common Stock”). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Constructive Distributions

The terms of the Note allow for changes in the conversion rate of the Note under certain circumstances. A change in conversion rate that allows a U.S. holder to receive more shares of common stock on conversion may increase such holder’s proportionate interests in our earnings and profits or assets. In that case, a U.S. holder may be treated as having received a taxable distribution. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate a U.S. holder for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of a U.S. holders of the Note and the conversion rate of the Note is not adjusted (or not adequately adjusted), this event also could result in a taxable constructive distribution to the U.S. holder. Conversely, if an event occurs that dilutes the interests of a U.S. holder of the Note and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable constructive distribution to the stockholders.

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Not all changes in the conversion rate that result in a U.S. holder of the Note receiving more common stock on conversion, however, increase such holder’s proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the holder’s interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as taxable constructive stock distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described above under “—Distributions.” Generally, a U.S. holder’s adjusted tax basis in the Note will be increased to the extent of any such taxable constructive distribution that is treated as a dividend. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the dividends received deduction (for corporate holders) or the reduced rates described above under “—Distributions” (for non-corporate holders), as the requisite applicable holding periods might not be considered to be satisfied.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Note not exempt from reporting. Proposed regulations address the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Note and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Note (including a holder of the Note that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but a holder of the Note and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity. Depending on the circumstances, a change in the obligor of the Note as a result of the consolidation or merger could result in a deemed exchange of the outstanding Note, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder and the U.S. holder’s tax basis in the common stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally apply to OID accrued on the Note, dividends paid on the common stock (and constructive dividends paid on the Note) and proceeds from a sale or other taxable disposition of the Note, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide the U.S. holder’s correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally are allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. U.S. holders should consult their tax advisors regarding their information reporting and backup withholding obligations in their particular circumstances.

THE DISCUSSION IN THIS SECTION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION, AND CONVERSION OF THE NOTE, AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN LAW.

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PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We currently anticipate that the closing of the sale of the Notes is expected to take place on or about December 20, 2024, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $3.2 million, after deducting estimated offering expenses payable by us. Our obligation to issue the shares of our common stock issuable upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including restrictions on our ability to issue any other securities at any time any Notes remain outstanding.

We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system.

Our common stock is listed on the NYSE American under the symbol “OPTT”.

Our transfer agent is Computershare Transfer Company.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering will be passed on for us by Porter Hedges LLP, Houston, Texas.

EXPERTS

The consolidated balance sheets of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2024 and 2023 and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Certain Documents Incorporated By Reference

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on July 25, 2024, as amended on August 28, 2024 (File No. 001-33417);
●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended July 31, 2024 and October 31, 2024, filed with the SEC on September 16, 2024 and December 16, 2024 (File No. 001-33417);
●	our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on May 6, 2024, May 14, 2024, May 30, 2024, June 7, 2024, June 14, 2024, June 17, 2024, June 26, 2024, July 5, 2024, July 10, 2024, July 17, 2024, July 25, 2024, August 1, 2024, August 8, 2024, August 15, 2024, August 23, 2024, August 30, 2024, September 4, 2024, September 5, 2024, September 12, 2024, September 20, 2024, September 30, 2024, October 7, 2024, October 17, 2024, November 1, 2024, December 3, 2024 and December 12, 2024 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and
●	the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus supplement and prior to the termination of these offerings shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Attention: Chief Financial Officer

(609) 730-0400

You may also access the reports and documents incorporated by reference into this prospectus through the following website maintained by the SEC: http://www.sec.gov.

S-21

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.oceanpowertechnologies.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

●	our ability to develop, market and commercialize our products, and achieve and sustain profitability;
●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, and our operating performance;
●	our history of operating losses, which we expect to continue for at least the short term and possibly longer;
●	substantial doubt about our ability to continue as a going concern;
●	our ability to manage challenges and expenses associated with communications and disputes with activist shareholders, including litigation;
●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;
●	our ability to protect our intellectual property portfolio;
●	the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers and personnel;
●	our ability to meet product development, manufacturing and customer delivery deadlines and the potential impact due to disruptions to our supply chain or our ability to identify vendors that can assist with the prefabrication elements of our products, as a result of, among other things, staff shortages, order delays, and increased pricing from vendors and manufacturers;
●	our estimates regarding future expenses, revenues, and capital requirements;
●	our ability to identify and penetrate markets for our products, services, and solutions;
●	our ability to effectively respond to competition in our targeted markets;
●	our ability to establish relationships with our existing and future strategic partners which may not be successful;
●	our ability to maintain the listing of our common stock on the NYSE American;
●	the reliability of our technology, products and solutions;
●	our ability to increase or more efficiently utilize the synergies available from our product lines:
●	changes in current legislation, regulations and economic conditions that affect the demand for, or restrict the use of our products;
●	our ability to expand markets across geographic boundaries;
●	our ability to be successful with Federal government work which is complex due to various statutes and regulations applicable to doing business with the Federal government;
●	our ability to be successful doing business internationally which requires strict compliance with applicable import, export, ITAR, anti-bribery and related statutes and regulations;
●	the current geopolitical world uncertainty, including Russia’s invasion of Ukraine, the Israel/Palestine conflict and recent attacks on merchant ships in the Red Sea;
●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives; and
●	our ability to establish and maintain commercial profit margins.

These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus and in the documents that we include in or incorporate by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

S-22

PROSPECTUS

OCEAN POWER TECHNOLOGIES, INC.

$100,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Subscription Rights
Purchase Contracts
Units

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units.

The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on November 27, 2023 was $0.30 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $17,487,005 based on 58,788,718 shares of outstanding common stock as of November 27, 2023, of which approximately 58,290,016 shares were held by non-affiliates, and based on the last reported sale price of our common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

ocean power technologies, Inc.

As used in this prospectus, unless otherwise indicated, “we,” “our,” “us,” “Company” or similar terms refer collectively to Ocean Power Technologies, Inc., and not the subsidiaries of Ocean Power Technologies, Inc.

We provide ocean data collection and reporting, marine power, offshore communications and Domain Awareness Systems products, integrated solutions, and consulting services. Our solutions focus on four major service areas: Data as a Service, which includes data collected by our Wave Adaptive Modular Vessel (WAM-V®) autonomous vehicles or our PowerBuoy® product lines; Robotics as a Service, which provides a lower cost subscription model for our customers to access use of our WAM-V’s®; Power as a Service, which includes our PowerBuoy® products; and our Strategic Consulting Services.

We offer our products and services to a wide-range of customers, including those in government and offshore energy, oil and gas, construction, wind power and other industries. We are involved in the entire life cycle of product development, from product design through manufacturing, testing, deployment, maintenance and upgrades, while working closely with partners across our supply chain. Our solutions are based on technologies that enable autonomous, zero or low carbon emitting, and cost effective data collection, analysis, transportation and communication. Our solutions are primarily suited to ocean and other offshore environments, and support generation of actionable intelligence on a standalone basis or working with other data sources. We then channel the information we collect, and other communications, through control equipment linked to edge computing and cloud hosting environments.

Our goal is to generate most of our revenues from the sale or lease of our products and solutions, and sales of services to support our business operations. As we continue to develop and commercialize our products and services, we expect to have a net decrease in cash due to the use of cash from operating activities unless and until we achieve positive cash flow from the commercialization of products, solutions and services.

We were incorporated under the laws of the State of New Jersey in April 1984 and began commercial operations in 1994. On April 23, 2007, we reincorporated in the State of Delaware. Our principal executive offices are located at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey. Our telephone number is (609) 730-0400. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	our ability to develop, market and commercialize our products, and achieve and sustain profitability;
●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, and our operating performance;
●	our history of operating losses, which we expect to continue for at least the short term and possibly longer;
●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;
●	our ability to protect our intellectual property portfolio;
●	the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers and personnel;
●	our ability to meet product development, manufacturing and customer delivery deadlines may be impacted by disruptions to our supply chain, primarily related to labor shortages and manufacturing and transportation delays both here in the U.S. and abroad;
●	our acquisitions and our ability to integrate them into our operations which may be unsuccessful or expose us to unforeseen liabilities, and may use significant resources;
●	our estimates regarding future expenses, revenues, and capital requirements;
●	our ability to identify and penetrate markets for our products, services, and solutions;
●	our ability to effectively respond to competition in our targeted markets;
●	our ability to establish relationships with our existing and future strategic partners which may not be successful;
●	our ability to maintain the listing of our common stock on the NYSE American;
●	the reliability of our technology, products and solutions;
●	our ability to increase or more efficiently utilize the power available from our PowerBuoy® product line;
●	changes in current legislation, regulations and economic conditions that affect the demand for, or restrict the use of our products;
●	the risks related to the actions of Paragon Technologies, Inc. in connection with its threatened proxy contest against us and the related litigation brought against us, including the amount of related costs incurred by us and the disruption caused to our business activities by these actions;
●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives; and
●	our ability to establish and maintain commercial profit margins.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

2

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.oceanpowertechnologies.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.oceanpowertechnologies.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

● our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on July 28, 2023, as amended on August 28, 2023 (File No. 001-33417);

● our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, filed with the SEC on September 13, 2023 (File No. 001-33417);

● our Current Reports on Form 8-K, filed with the SEC on June 8, 2023, June 9, 2023, June 30, 2023, August 7, 2023, September 8, 2023, September 13, 2023, October 12, 2023, October 24, 2023, October 25, 2023, November 7, 2023 and November 16, 2023 (File No. 001-33417) and our Current Report on Form 8-K/A on June 30, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

● the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831
Attention: Chief Financial Officer
(609) 730-0400

4

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or any amendment or update thereto reflected in our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

5

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merger and acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, repurchases and redemptions of securities, and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our sales, research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at July 31, 2023, was approximately $26.1 million, or approximately $0.44 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

6

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement with respect to a particular series of debt securities and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the debt securities:

●	the title of the securities of the series (which title will distinguish the securities of the series from all other series of securities);

●	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered (which limit will not pertain to securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series or any securities that are deemed never to have been authenticated and delivered);

●	the date or dates on which the principal of and premium, if any, on the securities of the series is payable or the method or methods of determination thereof;

●	the rate or rates at which the securities of the series will bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest will accrue or the method or methods by which such date or dates will be determined, the dates on which any such interest will be payable, our right, if any, to defer or extend an interest payment date, the record date, if any, for the interest payable on any such security on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

7

●	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable, any securities of the series may be surrendered for registration of transfer, securities of the series may be surrendered for exchange and notices and demands to or upon us in respect of the securities of the series and the indenture may be served and notices to holders will be published;

●	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option and, the manner in which the particular securities of such series (if less than all securities of such series are to be redeemed) are to be selected for redemption;

●	our right or obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

●	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of, premium, if any, and interest, if any, on the securities of the series will be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

●	if the payments of principal of, premium, if any, or interest, if any, on the securities of the series are to be made, at our election or the election of a holder, in a currency or currencies (including currency unit or units) other than that in which the securities of such series are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments will be determined, and the particular provisions applicable thereto;

●	if the amount of payments of principal of, premium, if any, and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts will be determined and any special voting or defeasance provisions in connection therewith;

●	if other than the principal amount thereof, the portion of the principal amount of such securities of the series which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

●	the person to whom any interest on any securities of the series will be payable;

●	provisions, if any, granting special rights to the holders of securities of the series upon the occurrence of such events as may be specified;

●	any deletions from, modifications of or additions to the events of default or covenants pertaining to the securities of the series;

●	under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the securities of the series held by a person who is not a U.S. person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether we have the option to redeem such securities rather than pay such additional amounts (and the terms of any such option);

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●	the forms of the securities of the series;

●	the applicability, if any, of any means of defeasance or covenant defeasance as may be specified for the securities of such series;

●	if other than the trustee, the identity of the registrar, conversion agent (if any) and any paying agent;

●	if the securities of the series will be issued in whole or in part in global form, (A) the depositary for such global securities, (B) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) the circumstances under which any such exchange may occur;

●	the designation of the depositary with respect to the securities of the series;

●	any restrictions on the registration, transfer or exchange of the securities of the series;

●	if the securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

●	if the securities of the series will be convertible into or for other of our securities or property, and any deletions from, modifications of or additions to the terms and conditions of any right to convert, exercise or exchange securities of the series into or for other of our securities or property;

●	whether the securities of the series are secured or unsecured, and if secured, the security and related terms in connection therewith (which will be provided for in a separate security agreement and/or other appropriate documentation); and

●	any other terms of the securities of the series, including any terms which may be required by or advisable under United States laws or regulations or advisable (as we may determine) in connection with the marketing of securities of the series.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or its nominee. Upon issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, participants’ accounts with the principal amount of the debt security beneficially owned by such participants. Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security to exercise any rights of a holder under the applicable indenture. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

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Covenants. We will agree in the indentures with respect to any series of debt securities to:

●	pay the principal, interest and any premium on the securities of the series when due;

●	maintain an office or agency where the securities of the series may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the securities of the series and the relevant indenture may be served;

●	prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the SEC, the trustee under the relevant indenture, and/or registered holders of the securities of the series, as the case may be;

●	deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

●	unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of the securities of the series, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will agree in the indentures with respect to any series of debt securities that we will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

●	we are the surviving entity; or

●	the successor or surviving entity assumes all of our obligations under the securities of such series and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia; and, in either case,

●	immediately after giving effect to such transaction, no event of default under the relevant indenture will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture with respect to such series of debt securities, except in the case of a lease of all or substantially all of our assets.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series of debt securities for all but certain specified purposes if either:

●	all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

●	the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

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Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

●	to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

●	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance with respect to any series of debt securities if the following conditions are met:

●	we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

cash in United States dollars;

non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

●	we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

●	no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

●	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the debt securities of the applicable series will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities of the applicable series will have to rely solely on the deposits we make to the trust for repayment of such debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of a particular series.

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Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

●	be entitled to have the debt securities represented by such registered global security registered in their names;

●	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

●	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate outstanding principal amount and tenor as the portion of each global security to be exchanged.

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Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in global form with accompanying book-entry procedures as outlined above. They also may be issued in registered form without coupons.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities will be structurally subordinated to certain obligations of our subsidiaries.

Events of Default. The following, among others, are events of default under a series of senior debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the senior indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

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The indenture and the prospectus supplement relating to a series of senior debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

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However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

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We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without notice to or the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities.

Subordination. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

●	any liability for federal, state, local or other taxes;

●	any indebtedness to any of our subsidiaries or other affiliates;

●	any trade payables;

●	any indebtedness that we may incur in violation of the senior subordinated indenture; or

●	obligations under any subordinated debt securities.

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If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from any person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the senior debt is paid in full. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility, if any, and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following, among others, are events of default under a series of senior subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the senior subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated indenture or is expressly included in the senior subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

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The indenture and prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

●	the direction cannot conflict with any law or regulation or the indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

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However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the senior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of senior subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

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We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

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●	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt;” and

●	different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following, among others, are events of default under a series of subordinated debt securities:

●	we fail to pay the principal, premium, if any, or any sinking fund payment on any securities of that series when due;

●	we fail to pay interest on any securities of that series when due and that failure continues for a period of 30 days;

●	upon exercise of a holder’s conversion right, we fail to deliver conversion consideration in accordance with the indenture;

●	we fail to comply with our obligations in the event of a consolidation, merger or sale of assets, as set forth in the indenture;

●	we fail to observe or perform any other covenant or agreement in the subordinated indenture for the benefit of that series (other than a covenant or agreement with respect to which a failure to observe or perform is dealt with otherwise in the subordinated indenture or is expressly included in the subordinated indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

●	we fail to pay our indebtedness or to pay or discharge certain final judgments against us, as set forth in the indenture; and

●	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The indenture and prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if, and so long as, a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

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The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

●	the direction cannot conflict with any law or regulation or the subordinated indenture;

●	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

●	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

●	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

●	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

●	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

●	during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

●	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series;

●	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of subordinated debt securities affected;

●	one arising from a failure to pay or deliver to converting holders consideration due upon conversion; and

●	in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

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We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver regarding a series of subordinated debt securities may not:

●	change the maturity date, or the payment date of any installment interest on, any securities;

●	reduce the principal amount of, or interest on, any securities;

●	change the place, manner or currency of payment of principal of, or interest on, any securities;

●	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any security;

●	change the ranking of the securities in a manner adverse to the holders of securities;

●	adversely affect the right of holders of securities to convert their securities in accordance with the indenture, or reduce the amount of consideration due upon conversion;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a modification or amendment of the indenture or the securities;

●	reduce the percentage in aggregate principal amount of outstanding securities whose holders must consent to a waiver of compliance with any provision in the indenture, or the securities or a waiver of any default or event of default; or

●	modify the applicable provisions of the indenture, except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities issued thereunder without the consent of any holder to:

●	provide for the assumption by a successor company of the Company’s obligations under the securities and the indenture;

●	add guarantees with respect to the securities;

●	secure the securities;

●	add to the covenants for the benefit of the holders or surrender any right or power conferred upon the Company;

●	make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the indenture that does not adversely affect the rights of any holder in any material respect;

●	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

●	provide for the issuance of and establish the form and terms and conditions of the securities of any series, to establish the form of any certifications required to be furnished, or to add to the rights of the holders of any series of securities;

●	add additional events of default;

●	evidence the acceptance or appointment of a successor trustee or to add an additional trustee or agent in accordance with the indenture; or

●	conform the provisions of the indenture and the securities to the “Description of Notes” section as set forth in a preliminary prospectus supplement related to the offering and sale of the securities, as supplemented by the related pricing term sheet.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, 100,000 of which are designated as Series A Participating Preferred Stock.

As of November 27, 2023, there were 58,788,718 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of November 27, 2023, there also were outstanding (i) options representing the right to purchase a total of 974, 291 shares of common stock at a weighted average exercise price of approximately $1.95 per share, (ii) unvested restricted stock units representing the right to acquire a total of 2,007,754 shares of common stock, and (ii) warrants to purchase up to 4,195,180 shares of our common stock which are exercisable at a price of $3.85.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors (“Board”), subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

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Our Board takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of our Board, our chief executive officer, our president or our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting, as well as having met certain other requirements specified in the bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 382 Tax Benefits Preservation Plan

Our Board has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve our tax assets primarily associated with net operating loss carryforwards (“NOLs”) that could potentially be utilized in certain circumstances to offset our future taxable income and reduce its federal income tax liability.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” Our ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

Our tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect our NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of our common stock. This is accomplished by deterring any person or group from acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the Board. Our tax benefits preservation plan does not, however, block anyone from buying or selling our common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

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Under the terms of the tax benefits preservation plan, we distributed to our stockholders one preferred stock purchase right for each share of our common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with our common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of our outstanding common stock, without the approval of the Board, after the first public announcement by us of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of our Board, beneficial ownership of 4.99% or more of our outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held. Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable or transferable.

Stockholders who beneficially owned 4.99% or more of our outstanding common stock prior to the first public announcement by us of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by us) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of our common stock from the provisions of the tax benefits preservation plan.

The preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2026. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by our Board that (i) the tax benefits preservation plan is no longer necessary for the preservation of our tax attributes, (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year), or (iii) prior to the time any person or group acquires 4.99% or more of our common stock, that the tax benefits preservation plan and the preferred stock purchase rights are no longer in the best interests of us and our stockholders. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

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Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NYSE American.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NYSE American under the symbol “OPTT.”

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

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Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

●	the offering price;

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the dates or periods during which the warrants can be exercised;

●	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	any special tax implications of the warrants or their exercise;

●	any antidilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

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Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

●	warrant certificates properly completed; and

●	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

●	the date of determining the securityholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any applicable federal income tax considerations; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

●	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

●	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

●	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

●	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

●	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

●	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

●	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

●	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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FOrmS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

●	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

●	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

●	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

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●	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

●	If we use a dealer, we, as principal, will sell our securities to the dealer.

●	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

●	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

●	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

●	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

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General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated balance sheets of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2023 and 2022 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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$4,000,000 of Series A-1 Senior Convertible Notes due 2026

Prospectus Supplement

December 20, 2024